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                                                                  EXHIBIT 10.3.6

                               THIRD AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


         THIS THIRD AMENDMENT (this "Amendment") to Loan and Security Agreement is entered into as of the ____ day of January, 1998, by and between CASCO International, Inc., fka CA Short Company (the "Borrower") and The Huntington National Bank (the "Bank").

                                    RECITALS:

         A. As of December 31, 1996, the Borrower and the Bank executed a certain Loan and Security Agreement which has been modified and amended pursuant to a First Amendment to Loan and Security Agreement dated as of June 30, 1997, and a Second Amendment to Loan and Security Agreement dated as of September 30, 1997 (herein collectively the "Loan Agreement"), and which sets forth the terms of a certain extension of credit to the Borrower; and

         B. As of December 31, 1996, the Borrower executed and delivered to the Bank, inter alia, a Revolving Note in the original principal sum of Four Million Five Hundred Thousand Dollars ($4,500,000.00) which has been modified and amended pursuant to a certain Note Modification and Extension Agreement dated as of June 30, 1997, and a certain Note Modification Agreement dated as of September 30, 1997 (hereinafter collectively the "Note"); and

         C. In connection with the Loan Agreement and the Note, the Borrower executed and delivered to the Bank certain other loan documents, a lockbox agreement, consents, assignments, security agreements, an open-end deed of trust and security agreement, agreements, instruments and financing statements in connection with the indebtedness referred to in the Loan Agreement (all of the foregoing, together with the Note and the Loan Agreement, are hereinafter collectively referred to as the "Loan Documents"); and

         D. The Borrower has requested that the Bank amend and modify certain terms in the Loan Agreement, and the Bank is willing to do so upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. Section 1, "The Loans," of the Loan Agreement is hereby amended to recite in its entirety as follows:

         1. The Loans. The Bank, subject to the terms and conditions hereof, will extend to the Borrower up to the aggregate principal sum of $5,500,000.00, which will include extensions of credit for commercial letters of credit up to the maximum aggregate stated value outstanding of $100,000.00 (the "Letters of Credit") (collectively the "Loan").

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         3. Section 1.1, "The Revolving Loan and Borrowing Base," of the Loan
Agreement is hereby amended to recite in its entirety as follows:

         1.1 The Revolving Loan and Borrowing Base. The Loan shall be comprised of a revolving credit facility under which the Bank shall make, subject to the terms and conditions hereof, loans and advances on a revolving basis up to the principal sum of $5,500,000.00 (the "Revolving Loan"); provided, however, that upon the release by the Bank of its deed of trust against the real property owned by the Borrower and located in Cleveland County, North Carolina upon terms and conditions satisfactory to the Bank (the "Real Estate Release"), the principal balance of the Revolving Loan plus the aggregate stated value of all issued and outstanding Letters of Credit shall not exceed $3,300,000.00, and the value of the Eligible Real Estate shall be zero. In addition, the principal balance of the Revolving Loan plus the aggregate stated value of all issued and outstanding Letters of Credit shall not exceed an amount equal to the sum of (i) the lesser of up to 60% of Eligible Inventory or the Inventory Cap, plus (ii) up to 80% of Eligible Accounts, plus (iii) up to 75% of Eligible Real Estate (collectively the "Borrowing Base"). The Bank, in its sole discretion, reserves the right upon 30 days prior written notice to the Borrower to increase or decrease the foregoing percentages or the Inventory Cap. "Inventory Cap" shall mean (a) prior to the Real Estate Release, up to the sum of
         (1) $3,500,000.00 for the months of January through and including May of each calendar year, and (2) $4,500,000.00 for the months of June through and including December of each calendar year, and (b) on and after the Real Estate Release, (1) up to the sum of $2,750,000.00 for the months of January through and including May of each calendar year, and (2) up to the sum of $3,000,000.00 for the months of June through and including December of each calendar year.

         4. Section 3.1, "Interest Rates and Fees," of the Loan Agreement is hereby amended to recite in its entirety as follows:

         3.1 Interest Rates and Fees. The Borrower agrees to pay the Bank (a) each month interest on the unpaid balance of the Loan at the rates of interest set forth in the note or notes evidencing the Loan; (b) no later than the execution of this Agreement, an arrangement fee of $5,000.00; and (c) each quarter, a fee in respect of the Revolving Loan equal to 1/2 of 1% per annum of the difference, if any, between (i) the Maximum Revolving Loan Amount and (ii) the daily principal balance of the Revolving Loan during any full or partial calendar quarter the Revolving Loan is in effect, payable quarterly in arrears, beginning on the first day of January, 1998, and continuing on the first day of each April, July, October and January thereafter during the time the Revolving Loan is in effect. For purposes of calculating the fee described in Section 3.1(c) above, "Maximum Revolving Loan Amount" shall mean (i) $2,000,000.00 through and including January 12, 1998,
         (ii) $5,500,000.00 beginning January 13, 1998, and continuing through and including the Real Estate Release, and (iii) $3,300,000.00 after the Real Estate Release.

         5. Section 6.5, "Other Borrowing and Contingent Liabilities," of the Loan Agreement is hereby amended to recited in its entirety as follows:

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         6.5 Other Borrowings and Contingent Liabilities. Except for the Loan
         and a certain real estate loan by First National Bank of Cleveland County or other lender satisfactory to the Bank, in connection with the real property located in Cleveland County, North Carolina, the Borrower will not (a) create or incur Indebtedness, or (b) guarantee, indorse or otherwise become surety for or upon any indebtedness of others, except by indorsement of negotiable instruments for deposit or collection in the ordinary course of business, certain indemnification provisions contained in a certain Distribution Agreement dated December 31, 1996, between the Borrower and Pages, Inc. and indemnification to S. Robert Davis in connection with a certain Transaction Validity Agreement dated of even date herewith. "Indebtedness," as applied to the Borrower or any other entity shall mean, at any time, (a) all indebtedness, obligations or other liabilities (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any securities or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, or (v) in respect of capital leases; (b) all indebtedness, obligations or other secured by a lien on any property, whether or not such indebtedness, obligations or liabilities are assumed by the owner of the same, all as of such time; and (c) all contingent contractual obligations with respect to any of the foregoing.

         6. Section 6.12, "Adjusted Tangible Capital Base," of the Loan Agreement is hereby redesignated "Tangible Capital Base," and is amended to recite in its entirety as follows:

         6.12 Tangible Capital Base. The Borrower shall maintain as of the following specified dates a Tangible Capital Base of not less than (a) $5,250,000.00 as of December 31, 1997, (b) $5,350,000.00 as of March
         31, 1998, (c) $4,750,000.00 as of June 30, 1998, (d) $4,450,000.00 as
         of September 30, 1998, and (e) $5,750,000.00 as of December 31, 1998,
         and continuing at all times thereafter. In addition to the foregoing requirements, the Borrower shall maintain at all times a "Tangible Capital Base" of not less than $4,450,000.00.

         "Tangible Capital Base" shall mean the Borrower's shareholders' equity (excluding treasury stock), minus the sum of all of the following: (i) the excess of cost over the value of net assets of purchased businesses, rights, and other similar intangibles, (ii) organizational expenses, (iii) intangible assets (to the extent not reflected in the foregoing), (iv) goodwill, (v) deferred charges or deferred financing costs, (vi) loans or advances to and/or accounts or notes receivable from Affiliates, (vii) leasehold improvements, (viii) non-compete agreements, and (ix) any other asset not directly related to the operation of the business of the Borrower.

         7. Section 6.13, "Minimum Pretax Operating Profit or Maximum Pretax Operating Loss," of the Loan Agreement is hereby amended to recite in its entirety as follows:

         6.13 Minimum Pretax Operating Profit or Maximum Pretax Operating Loss.



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         Beginning with the fiscal quarter ending December 31, 1996, and continuing as of the end of each fiscal quarter thereafter, the Borrower shall, as the case may be, either (a) achieve an Accumulated Operating Profit during any fiscal year on a year-to-date basis of not less than the amount set forth below, or (b) not incur an Accumulated Operating Loss during any fiscal year on a year-to-date basis in excess of the amount set forth below:

                  As of December 31, 1997, Accumulated Operating Loss not to exceed $775,000.00;

                  As of March 31, 1998, Accumulated Operating Profit of not less than $100,000.00; and

                  As of June 30, 1998 Accumulated Operating Loss not to exceed $500,000.00.

                  As of September 30, 1998, Accumulated Operating Loss not to exceed $800,000.00.

                  As of December 31, 1998 Accumulated Operating Profit of not less than $500,000.00.

         Accumulated Operating Loss and Accumulated Operating Profit shall be determined on a fiscal year-to-date basis, beginning on the first day of each fiscal year and shall be calculated through the date of determination. "Accumulated Operating Loss" shall mean, with respect to the period of determination, the following calculation, provided that such calculation results in a number less than zero: (a) the sum of the Borrower's net income (or loss) after taxes as determined in accordance with GAAP, plus, the sum of all extraordinary losses (and any unusual losses arising outside the ordinary course of business not included in extraordinary losses determined in accordance with GAAP), minus (b) the sum of all extraordinary gains (and any unusual gains arising outside the ordinary course of business not included in extraordinary gains determined in accordance with GAAP). "Accumulated Operating Profit" shall mean, with respect to the period of determination, the following calculation, provided that such calculation results in a number greater than zero: (a) the sum of the Borrower's net income (or loss) after taxes as determined in accordance with GAAP, plus, the sum of all extraordinary losses (and any unusual losses arising outside the ordinary course of business not included in extraordinary losses determined in accordance with GAAP), minus (b) the sum of all extraordinary gains (and any unusual gains arising outside the ordinary course of business not included in extraordinary gains determined in accordance with GAAP).

         8. Conditions of Effectiveness. This Amendment shall become effective as of January 13, 1998, upon satisfaction of all of the following conditions precedent:

         (a) The Bank shall have received two duly executed copies of the Third Amendment to Loan and Security Agreement and a certain Third Note Modification and Extension Agreement, and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Bank, each of which shall be in form and substance satisfactory to the Bank and its



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counsel; and

         (b) The Borrower shall have obtained (i) cancellation and discharge of all indebtedness under that certain Subordinated Indenture dated December 31, 1996, executed by the Borrower in favor of Pages, Inc. (the "Subordinated Indenture"), and (ii) the release of all security therefor, and shall deliver evidence of such cancellation and release to the Bank; and

         (c) The representations contained in paragraph 9 below shall be true and accurate.

         9. Representations. The Borrower represents and warrants that after giving effect to this Amendment (a) each and every one of the representations and warranties made by or on behalf of the Borrower in the Loan Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) the Borrower has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Loan Agreement and Loan Documents; and (c) no event has occurred or is continuing, and no condition exists which would constitute an Event of Default or a Pending Default.

         10. Amendment to Loan Agreement. (a) Upon the effectiveness of Section 2 through Section 7 hereof, each reference in the Loan Agreement to "Loan Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Loan Documents to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the Loan Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Bank may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the Bank's rights under or of any other term or provisions of the Loan Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Borrower which would require the consent of the Bank, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. The Borrower ratifies and confirms each term, provision, condition and covenant set forth in the Loan Agreement and the Loan Documents and acknowledges that the agreement set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

         11. Authority. The Borrower hereby represents and warrants to the Bank that (a) the Borrower has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of the Borrower has been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions provided for herein; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of the Borrower or any law applicable to the Borrower or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Borrower; and (d) this Amendment constitutes a valid and legally binding obligation upon the Borrower in every respect.

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         12. Counterparts. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

         13. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio.

                  IN WITNESS WHEREOF, the Borrower and the Bank have hereunto set their hands as of the date first set forth above.


                                            THE BORROWER:

                                            CASCO INTERNATIONAL, INC.


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------


                                            THE BANK:

                                            THE HUNTINGTON NATIONAL BANK


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------

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